EXHIBIT 10.30

SECOND AMENDMENT TO THE
SANMINA CORPORATION
DEFERRED COMPENSATION PLAN

This SECOND AMENDMENT to the Sanmina Corporation Deferred Compensation Plan (the “Plan”) is made by the Deferred Compensation Plans Committee (the “Committee”).

Sanmina Corporation (the “Company”) currently maintains the Plan. Pursuant to Section 9.1 of the Plan, the Committee has the authority to amend the Plan. The Committee now desires to amend the Plan.

NOW THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective January 1, 2015 by amending Section 2.16 to read as follows:

2.16    Eligible Employee. “Eligible Employee” means a management or highly compensated employee who is named by the Company’s Chief Executive Officer or his or her designee or the Committee as eligible to participate in this Plan. To be considered for eligibility in a year, the employee must have a projected base salary equal to at least the compensation amount described under Code section 414(q), provided that the Committee, in its sole discretion, may waive this requirement with respect to a particular employee.
IN WITNESS WHEREOF, this Second Amendment was adopted as of this
May 12, 2015.

DEFERRED COMPENSATION PLANS COMMITTEE

By: /s/ Brian Casey

Title:     Committee Chairman

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